Contact:

Investors	News Media
Maggie Morris	Linda Megathlin
(508)236-1069	(508)236-1761
mmorris2@sensata.com	lmegathlin@sensata.com

SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES
THIRD QUARTER 2012 RESULTS

•	Third quarter 2012 net revenue was $471.9 million, down $2.4 million from the third quarter 2011 net revenue of $474.3 million.

•	Third quarter 2012 net income was $41.5 million, or $0.23 per diluted share, versus third quarter 2011 net income of $26.2 million, or $0.14 per diluted share.

•	Third quarter 2012 Adjusted net income[1] was $84.7 million, or $0.47 per diluted share, versus third quarter 2011 Adjusted net income[1] of $90.3 million, or $0.50 per diluted share.

•	A $250 million share repurchase program has been approved by the Board of Directors.

Almelo, the Netherlands – October 23, 2012 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the third quarter and nine months ended September 30, 2012.

Highlights of the Third Quarter and Nine Months Ended September 30, 2012

Net revenue for the third quarter 2012 was $471.9 million, a decrease of $2.4 million, or (0.5)%, from net revenue for the third quarter 2011 of $474.3 million. Net income for the third quarter 2012 was $41.5 million, or $0.23 per diluted share. This compares to net income for the third quarter 2011 of $26.2 million, or $0.14 per diluted share. Adjusted net income1 for the third quarter 2012 was $84.7 million, or $0.47 per diluted share, which was 18.0% of net revenue. This compares to Adjusted net income1 for the third quarter 2011 of $90.3 million, or $0.50 per diluted share, which was 19.0% of net revenue.

Net revenue for the nine months ended September 30, 2012 was $1,468.6 million, an increase of $95.0 million, or 6.9%, from $1,373.6 million for the nine months ended September 30, 2011. Net income for the nine months ended September 30, 2012 was $106.5 million, or $0.59 per diluted share. This compares to a net (loss) for the nine months ended September 30, 2011 of $(17.9) million, or $(0.10) per diluted share. Adjusted net income1 for the nine months ended September 30, 2012 was $271.2 million, or $1.49 per diluted share, which was 18.5% of net revenue.
This compares to Adjusted net income1 for the nine months ended September 30, 2011 of $273.5 million, or $1.51 per diluted share, which was 19.9% of net revenue.

"We are satisfied by the performance of the business during a challenging third quarter of 2012,” said Tom Wroe, Chief Executive Officer. “While fourth quarter revenue and earnings will be weaker than expected, the fundamentals supporting Sensata’s long-term growth model are intact.”

The Company spent $27.8 million, or 5.9% of net revenue, on research, development and engineering related costs in the third quarter of 2012. These costs reside in the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.

The Company’s ending cash balance at September 30, 2012 was $348.2 million. During the first nine months of 2012, the Company generated cash of $284.7 million from operations, used cash of $31.3 million for investing activities and generated cash of $2.6 million from financing activities.

The Company recorded an income tax provision of $15.8 million for the third quarter 2012. Approximately $4.2 million of the provision, or 3.7% of Adjusted EBIT, related to taxes that are payable in cash and approximately $11.7 million related to deferred income tax expense and other income tax expense.

The Company’s total indebtedness at September 30, 2012 was $1.83 billion. The Company’s Net debt2 was $1.48 billion resulting in a Net leverage ratio2 of 2.9X.

Segment Performance

	For the three months ended September 30,		For the nine months ended September 30,
$ in 000s	2012	2011	2012	2011
Sensors net revenue	$339,845	$344,138	$1,059,533	$952,770
Sensors profit from operations	$94,843	$101,364	$293,639	$292,988
% of Sensors net revenue	27.9%	29.5%	27.7%	30.8%

Controls net revenue	$132,084	$130,175	$409,021	$420,810
Controls profit from operations	$39,623	$43,627	$129,410	$143,942
% of Controls net revenue	30.0%	33.5%	31.6%	34.2%

Guidance

The Company anticipates net revenue of $435 million to $455 million for the fourth quarter 2012. The Company expects Adjusted net income1 of $81 million to $89 million, or $0.45 to $0.49 per diluted share for the fourth quarter 2012. This guidance assumes a diluted share count of 181.9 million for the fourth quarter 2012. The Company is taking actions necessary to respond strategically to the current environment by cutting costs while maintaining investments in key growth programs.

1See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income/(loss).

2Net debt represents total indebtedness including capital lease and other financing obligations, less cash and cash equivalents.  The Net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months.

Share Repurchase Authorization
In addition, the Company announced today that, under the share repurchase resolution approved at its shareholders' meeting in May 2012, the board of directors has approved a $250 million share repurchase program. The timing, manner, price and volume of repurchases will be based on market conditions, relevant securities laws and other factors considered appropriate by the Company. The purchases will be funded by the Company's available cash and free cash flow. The share repurchase program may be modified or terminated by the board of directors at any time. "The primary goal of this program will be to offset the dilution associated with the Company's equity compensation programs," said Robert Hureau, Chief Financial Officer. "Our strong free cash flow will allow us to execute this repurchase program as well as to continue to focus on acquisitions."

Company Earnings Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its third quarter and nine months ended September 30, 2012. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 39616790. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

For those unable to participate in the conference call, a replay will be available for one week following the call. To access the replay, the U.S. dial in number is 855-859-2056 and the non-U.S. dial in number is 404-537-3406. The replay passcode is 39616790. A replay of the call will be available by webcast for an extended period of time at the Company’s website, at http://investors.sensata.com.

About Sensata Technologies Holding N.V.

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in eleven countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and our future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for the fourth quarter and full year of 2012 and any future actions relating to our share repurchase authorization.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: worldwide economic conditions; adverse developments in the automotive industry; fluctuations in foreign currency exchange, commodity and interest rates; governmental regulations, policies, and practices relating to the Company’s non-US operations and international business; competitive pressures; pricing and other pressures from customers; integration of acquired companies; litigation and disputes involving the Company, including the extent of product liability and warranty claims asserted against the Company; non-performance by suppliers; the loss of one or more suppliers of raw materials; and the Company’s ability to secure financing to operate and grow its business or to explore opportunities.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended		For the nine months ended

	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net revenue	$471,929	$474,313	$1,468,554	$1,373,580
Operating costs and expenses:
Cost of revenue	308,639	306,286	960,046	868,280
Research and development	13,395	12,250	39,149	33,094
Selling, general and administrative	36,085	41,286	110,194	129,957
Amortization of intangible assets & capitalized software	36,082	35,986	108,407	104,947
Restructuring and special charges	6,487	1,097	14,937	2,830
Total operating costs and expenses	400,688	396,905	1,232,733	1,139,108
Profit from operations	71,241	77,408	235,821	234,472
Interest expense	(24,967)	(26,402)	(75,110)	(73,885)
Interest income	243	228	669	736
Currency translation gain/(loss) and other, net	10,827	(3,157)	4,239	(118,515)
Income before taxes	57,344	48,077	165,619	42,808
Provision for income taxes	15,838	21,830	59,079	60,713
Net income/(loss)	$41,506	$26,247	$106,540	$(17,905)

Net income/(loss) per share:
Basic	$0.23	$0.15	$0.60	$(0.10)
Diluted	$0.23	$0.14	$0.59	$(0.10)

Weighted-average ordinary shares outstanding:
Basic	177,761	175,984	177,328	174,957
Diluted	181,654	181,526	181,647	174,957

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income/(Loss)
(Unaudited)

($ in 000s)
	For the three months ended		For the nine months ended

	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income/(loss)	$41,506	$26,247	$106,540	$(17,905)
Other comprehensive (loss)/income, net of tax:
Net unrealized loss on derivative instruments designated and qualifying as cash flow hedges	(1,847)	(2,453)	(1,471)	(61)
Defined benefit and retiree healthcare plans	59	217	309	621
Other comprehensive (loss)/income	(1,788)	(2,236)	(1,162)	560
Comprehensive income/(loss)	$39,718	$24,011	$105,378	$(17,345)

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$348,164	$92,127
Accounts receivable, net of allowances	296,416	261,425
Inventories	185,970	197,542
Deferred income tax assets	10,067	9,989
Prepaid expenses and other current assets	37,101	32,083
Total current assets	877,718	593,166
Property, plant and equipment, net	330,103	338,923
Goodwill	1,752,141	1,746,821
Other intangible assets, net	630,154	737,560
Deferred income tax assets	4,010	4,086
Deferred financing costs	23,311	26,477
Other assets	10,104	9,618
Total assets	$3,627,541	$3,456,651

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$13,533	$13,741
Accounts payable	151,702	155,346
Income taxes payable	6,682	6,012
Accrued expenses and other current liabilities	114,680	100,674
Deferred income tax liabilities	3,521	3,479
Total current liabilities	290,118	279,252
Deferred income tax liabilities	304,702	262,091
Pension and post-retirement benefit obligations	22,506	22,287
Capital lease and other financing obligations, less current portion	42,565	43,478
Long-term debt, net of discount, less current portion	1,770,830	1,778,491
Other long-term liabilities	26,640	26,101
Total liabilities	2,457,361	2,411,700
Total shareholders’ equity	1,170,180	1,044,951
Total liabilities and shareholders’ equity	$3,627,541	$3,456,651

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)
	For the nine months ended
	September 30, 2012	September 30, 2011
Cash flows from operating activities:
Net income/(Ioss)	$106,540	$(17,905)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	40,792	32,835
Amortization of deferred financing costs and original issue discounts	3,861	5,393
Currency translation loss on debt	382	59,958
Loss on repurchase of debt	-	44,014
Share-based compensation	7,250	7,070
Amortization of inventory step-up to fair value	-	1,725
Amortization of intangible assets and capitalized software	108,407	104,947
Gain on disposition of assets	(3,556)	(62)
Deferred income taxes	42,765	45,568
Other non-cash items	(9,209)	9,872
Changes in operating assets and liabilities, net of effects of acquisitions	(12,574)	(71,059)
Net cash provided by operating activities	284,658	222,356

Cash flows from investing activities:
Acquisition of Magnetic Speed and Position, net of cash received	-	(137,264)
Acquisition of High Temperature Sensing, net of cash received	-	(320,512)
Additions to property, plant and equipment and capitalized software	(36,576)	(64,037)
Proceeds from sale of assets	5,316	600
Net cash used in investing activities	(31,260)	(521,213)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	12,601	17,519
Proceeds from Revolving Credit Facility, net	-	35,000
Proceeds from issuance of debt	-	1,794,500
Payments of debt issuance costs	(209)	(34,223)
Payments on debt	(9,753)	(1,929,780)
Net cash provided by/(used in) financing activities	2,639	(116,984)
Net change in cash and cash equivalents	256,037	(415,841)
Cash and cash equivalents, beginning of period	92,127	493,662
Cash and cash equivalents, end of period	$348,164	$77,821

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Sensors	72.0%	72.6%	72.1%	69.4%
Controls	28.0%	27.4%	27.9%	30.6%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Americas	37.7%	36.2%	37.5%	38.3%
Europe	27.4%	31.0%	29.1%	28.3%
Asia	34.9%	32.8%	33.4%	33.4%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
European automotive	23.2%	27.4%	24.7%	24.3%
North American automotive	17.2%	15.5%	16.8%	16.1%
Asian automotive	22.3%	20.7%	21.0%	19.7%
Rest of world automotive	0.9%	0.9%	0.8%	1.0%
Heavy vehicle off-road	7.4%	6.9%	7.8%	6.7%
Appliance and heating, ventilation and air-conditioning	9.9%	9.4%	10.1%	11.5%
Industrial	9.4%	9.6%	9.0%	10.6%
All other	9.7%	9.6%	9.8%	10.1%
Total	100.0%	100.0%	100.0%	100.0%

Non-GAAP Measures

Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: net income before costs associated with its debt refinancing, unrealized loss/(gain) on other hedges and loss/(gain) on currency translation on debt, amortization of inventory step-up to fair value, amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets, deferred income tax and other tax expense, amortization of deferred financing costs, restructuring costs, and other costs. The Company believes Adjusted net income provides investors with helpful information with respect to the performance of the Company’s operations and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity.

See the tables below which reconcile Net income/(loss) to Adjusted net income and Projected GAAP earnings per share to Projected Adjusted net income per share.

The following unaudited table reconciles the Company’s Net income/(loss) to Adjusted net income for the three and nine months ended September 30, 2012 and 2011.

(In 000s, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Net income/(loss)	$41,506	$26,247	$106,540	$(17,905)
Debt refinancing costs	-	-	-	44,014
Unrealized (gain)/loss on other hedges and loss on currency translation on debt, net	(17,675)	7,465	(15,475)	88,951
Amortization of inventory step-up to fair value	-	1,201	-	1,725
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets	36,720	36,441	113,863	105,652
Deferred income tax and other tax expense	11,673	16,926	44,685	45,711
Amortization of deferred financing costs	1,253	1,980	3,861	5,393
Restructuring and special charges	11,270	-	17,738	-
Total adjustments	$43,241	$64,013	$164,672	$291,446
Adjusted net income	$84,747	$90,260	$271,212	$273,541
Weighted average diluted shares outstanding used in Adjusted net income per diluted share calculation[3]	181,654	181,526	181,647	181,187
Adjusted net income per diluted share	$0.47	$0.50	$1.49	$1.51

The Company’s definition of Adjusted net income includes the current tax expense (benefit) that will be payable (realized) on the Company’s income tax return and excludes deferred income tax and other tax expense. As the Company treats deferred income tax and other tax expense as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for each period presented. The theoretical current income tax associated with the reconciling items above would be as follows: Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets: $0.3 million and $0.8 million for the three and nine months ended September 30, 2012, respectively; Restructuring and special charges: $1.2 million and $1.4 million for the three and nine months ended September 30, 2012, respectively. Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets: $0.1 million and $0.4 million for the three and nine months ended September 30, 2011, respectively.

3The following unaudited table reconciles diluted outstanding shares in accordance with GAAP to diluted outstanding shares used in the calculation of Adjusted net income per share. The nine months ended September 30, 2011 GAAP diluted outstanding shares excludes certain shares due to their anti-dilutive nature given the net loss.

The Company believes that including these shares in the diluted number for purposes of calculating Adjusted net income per share is more meaningful to investors.

(In 000s)	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

GAAP – diluted shares	181,654	181,526	181,647	174,957
Shares excluded from calculation due to net loss	-	-	-	6,230
Adjusted net income – diluted shares	181,654	181,526	181,647	181,187

The following unaudited table identifies where in the Condensed Consolidated Statement of Operations the adjustments to reconcile Net income/(loss) to Adjusted net income were recorded for the three and nine months ended September 30, 2012 and 2011.

($ in 000s)	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Cost of revenue	$1,759	$2,097	$7,560	$3,744
Selling, general and administrative	-	-	-	596
Amortization of intangible assets and capitalized software	35,670	35,545	107,012	103,633
Restructuring and special charges	5,988	-	12,456	-
Interest expense	1,253	1,980	3,861	5,393
Currency translation gain/(loss) and other, net	(13,102)	7,465	(10,584)	132,965
Provision for income taxes	11,673	16,926	44,367	45,115
Total adjustments	$43,241	$64,013	$164,672	$291,446

The following unaudited table reconciles the Company’s Projected GAAP earnings per diluted share to Projected Adjusted net income per diluted share for the fourth quarter and full year ended December 31, 2012. The amounts in the tables below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended December 30, 2012		Full year ended December 31, 2012
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.06	$0.08	$0.65	$0.67
Unrealized (gain)/loss on other hedges and loss on currency translation on debt, net	-	-	(0.09)	(0.09)
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets	0.20	0.20	0.83	0.83
Deferred income tax and other tax expense	0.09	0.09	0.32	0.32
Amortization of deferred financing costs	0.01	0.01	0.04	0.04
Restructuring and special charges	0.09	0.12	0.18	0.21
Projected Adjusted net income per diluted share	$0.45	$0.49	$1.94	$1.98
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	181,882	181,882	181,705	181,705

SENSATA TECHNOLOGIES HOLDING N.V.

Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income/(Loss), Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows

Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income/(Loss), Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the interim condensed consolidated financial statements included in the Company’s Form 10-Q for the period ended June 30, 2012. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used will change as new events occur or additional information is obtained. Actual results could differ from those estimates. Certain reclassifications have been made to prior periods to conform to current period presentation.